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                                                                      Exhibit 99

NEWS RELEASE



                                              FOR:  Norton McNaughton, Inc.

                                      APPROVED BY:  Peter Boneparth
                                                    President
                                                    Amanda Bokman
                                                    Chief Financial Officer
                                                    (212) 947-2960


FOR IMMEDIATE RELEASE                     CONTACT:  Investor Relations:
---------------------                               David Walke/Shannon Moody
                                                    Press: Michael McMullan
                                                    Morgen-Walke Associates
                                                    (212) 850-5600



      NORTON MCNAUGHTON, INC. ANNOUNCES COMPLETION OF SENIOR NOTE OFFERING

     New York, New York, June 18, 1998 - Norton McNaughton, Inc. (Nasdaq: NRTY) today announced the closing of the sale of $125 million of 12 1/2% Senior Notes due 2005. The proceeds of the offering will be used to finance the previously announced acquisition of Jeri-Jo Knitwear Inc. and to refinance existing indebtedness of Norton McNaughton, Inc. and Jeri-Jo Knitwear Inc. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States absent registration under such Act or an applicable exemption from registration. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



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